News Release

Southern Star Central Corp.

Date:        June 2, 2014

Contact:	Susanne Harris	Gayle Hobbs	Rob Carlton
	Southern Star (financial)	Southern Star (media relations)	Southern Star (media relations)
	(270) 852-4600 susanne.w.harris@sscgp.com	(270) 852-4503 gayle.b.hobbs@sscgp.com	(270) 852-4500 robert.w.carlton@sscgp.com

Owensboro, KY –
Southern Star Central Corp. Commences Tender Offers and Consent Solicitations for Its 6.75% Senior Notes Due 2016
Southern Star Central Corp. (the “Company”) announced today that it has commenced cash tender offers (the “Tender Offers”) for any and all of its outstanding (i) $200 million 6.75% senior notes due 2016 (CUSIP No. 843830 AD2) (the “2006 Notes”) and (ii) $50 million 6.75% senior notes due 2016 (CUSIP Nos. 843830 AE0 and U84416 AC7) (the “2008 Notes” and, together with the 2006 Notes, the “Notes”). In connection with the Tender Offers, the Company is also soliciting consents from the holders of the Notes to amend the indentures under which the respective Notes were issued to eliminate substantially all of the restrictive covenants and certain events of default contained in the indentures as they relate to the Notes. Full details of the terms and conditions of the Tender Offers and consent solicitations are set forth in the Company’s Offer to Purchase and Consent Solicitation Statement (the “Offer to Purchase”) and related Letter of Transmittal and Consent (the “Letter of Transmittal”), each dated June 2, 2014.
Under the terms of each Tender Offer, the total consideration for each $1,000 principal amount of the Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline (as defined below) and accepted for purchase will be $1,003.30. The total consideration for the Notes includes an early tender payment of $30.00 per $1,000 principal amount of the Notes, and is only payable to holders who tender their Notes and deliver their consents on or prior to 5:00 p.m., New York City time, on June 13, 2014 (the “Early Tender Deadline”). Holders who tender their Notes after the Early Tender Deadline and prior to the expiration of the Tender Offers will receive the total consideration less the early tender payment, or $973.30 per $1,000 principal amount of the Notes. The Company will also pay accrued and unpaid interest to, but excluding, the applicable payment date.
The Tender Offers will expire at 12:00 midnight, New York City time, at the end of the day on June 27, 2014, unless extended or earlier terminated by the Company.
Prior to the expiration of the Tender Offers, upon satisfaction or waiver of the conditions to the Tender Offers, the Company may, at its option, accept for purchase all Notes validly tendered and not validly withdrawn before such expiration. Subject to limited conditions, all Notes validly tendered and not validly withdrawn after the Company’s initial acceptance of Notes for purchase will be accepted and paid for promptly following the expiration date of the Tender Offers.
The Company’s obligation to consummate the Tender Offers is conditioned upon the satisfaction of certain conditions, including (i) the consummation of an issuance of indebtedness by the Company on terms satisfactory to the Company and resulting in the issuance of indebtedness having an aggregate principal amount of not less than $450 million, (ii) Notes properly tendered and not validly withdrawn, and receipt of the related consents, representing at least a majority in outstanding principal amount of the series of Notes subject to the related Tender Offer and (iii) the execution and delivery by the Company and the trustee for the Notes of supplemental indentures giving effect to the proposed amendments applicable to the series of Notes subject to the related Tender Offer.
The Company has retained RBC Capital Markets, LLC as the dealer manager and solicitation agent (the “Dealer Manager”) for the Tender Offers and consent solicitations. The Company has retained D.F. King & Co., Inc. as information agent and tender agent (the "Information Agent") for the Tender Offers and consent solicitations. Persons with questions regarding either of the Tender Offers and consent solicitations should contact RBC Capital Markets, LLC at (877) 381-2099 (toll free) or (212) 618-7822 (collect). Requests for documents may be directed to D.F. King & Co., Inc. by phone at (800) 578-5378 (toll free) or (212) 269-5550, or in writing at 48 Wall Street – 22nd Floor, New York, New York 10005.
None of the Company, the Dealer Manager, the Information Agent, the trustee for the Notes or their respective affiliates makes any recommendation as to whether holders of the Notes should tender all or any portion of their Notes pursuant to the Tender Offers or consent to the proposed amendments to the Indentures, and no one has been authorized by any of them to make such recommendations. Holders must make their own decisions as to whether to tender Notes and deliver consents, and, if so, the principal amount of Notes to tender.

This press release is for informational purposes only and is not an offer to buy, a solicitation of an offer to sell the Notes or any other security or a solicitation of consents with respect to any of the Notes. The Tender Offers and consent solicitations are being made solely by the Offer to Purchase and the Letter of Transmittal. In any jurisdiction where the laws require the Tender Offers and consent solicitations to be made by a licensed broker or dealer, they will be deemed made on behalf of the Company by RBC Capital Markets, LLC or by one or more registered brokers or dealers under the laws of such jurisdiction. The Tender Offers and consent solicitations are not being made directly or indirectly to any resident or person located in any jurisdiction in which the making and acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
About Southern Star Central Corp.
Southern Star Central Corp., headquartered in Owensboro, Kentucky, owns Southern Star Central Gas Pipeline, Inc. (“Central”), an interstate natural gas transportation company in the Midwest and Mid-continent regions of the United States. Southern Star’s pipeline system is composed of approximately 6,000 miles of mainline and branch transmission and storage pipelines located in Colorado, Kansas, Missouri, Nebraska, Oklahoma, Texas and Wyoming. The system serves customers in these seven states, including major metropolitan areas in Kansas and Missouri, which are its main market areas.
Forward-Looking Statements
The information in this release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and “objective” and other similar expressions identify some of the statements that are forward-looking. These statements are based on management’s beliefs and assumptions and on information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following: future utilization of pipeline capacity, which can depend on energy prices and the prices for natural gas available on Central’s system, competition from other pipelines and alternative fuels, the general level of natural gas demand, decisions by customers not to renew expiring natural gas transportation contracts, adequate supplies of natural gas, the construction or abandonment of gas customer facilities, weather conditions and other factors beyond Central’s control; operational risks and limitations of Central’s pipeline system and of interconnected pipeline systems; our ability to raise capital and fund capital expenditures in a cost-effective manner; changes in federal, state or local laws and regulations to which Central is subject, including allowed rates of return and related regulatory matters, regulatory disclosure obligations, the regulation of financial dealings between us and our affiliates, and tax, environmental, safety and employment laws and regulations; our ability to manage costs; the ability of Central’s customers to pay for its services;     environmental liabilities that are not covered by an indemnity or insurance; our ability to expand into new markets as well as our ability to maintain existing markets; our ability to obtain governmental and regulatory approval of various expansion projects as well as our ability to maintain and comply with such approvals; the cost and effects of legal and administrative proceedings; the effect of accounting interpretations and changes in accounting policies; restrictive covenants contained in various debt instruments applicable to us and our subsidiaries which may restrict our ability to pursue our business strategies; changes in general economic, market or business conditions; and economic repercussions from terrorist activities and the government’s response to such terrorist activities.

Other factors and assumptions not identified above may also impact these forward-looking statements. The failure of those other assumptions to be realized, as well as other factors, which may or may not occur, may also cause actual results to differ materially from those projected. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements.